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EXHIBIT 99.01

STATEMENT OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Richard S. Fuld, Jr., certify that:

1.
The Quarterly Report on Form 10-Q for the quarter ended August 31, 2002 (the "Report") of Lehman Brothers Inc. (the "Company"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 15, 2002

/s/ RICHARD S. FULD, JR. Richard S. Fuld, Jr. Chairman and Chief Executive Officer

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  EXHIBIT 99.01
STATEMENT OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002